EXHIBIT 10.8
                                Warrant Agreement

          Warrant Agreement, dated as of ____________ __, 1997 (the "Date of Grant"), between CGA Group, Ltd. (the "Company"), and _______________ (the "Optionee"), an employee of the Company. This Warrant Agreement is pursuant to the terms of the Company's Stock Warrant Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan.

          Section 1. Warrant Award. The Company grants to the Optionee, on the terms and conditions hereinafter set forth, a Warrant with respect to ________________ shares of the Company's Common Stock (the "Warrant Shares"). The Warrant is intended to qualify as an incentive stock option under Section 422 of the Code.

          Section 2. Exercise Price. The exercise price per share of the Warrant Shares shall be US $5.00 per share.

          Section 3. Vesting of Warrant. Subject to Section 6 hereof, the Warrant Shares shall become vested and exercisable in four equal annual installments based on the Optionee's continued employment with the Company and the passage of time according to the following vesting schedule:

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              Vesting Date                                Number of Shares
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1.  June __, 1998

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2.  June __, 1999

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3.  June __, 2000

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4.  June __, 2001

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Notwithstanding the foregoing, but subject to Section 6 hereof, all Warrant
Shares shall become (i) fully and immediately vested and exercisable to the extent provided under Article IX of the Plan upon a "change in control" of the Company or (ii) vest as provided in Section 8.2 of the Plan, upon the disability of the Optionee.

          Section 4. Limitations of Section 422 of the Code. Pursuant to Section
7.2 of the Plan and Section 422(d) of the Code, to the extent the aggregate fair market value of stock with respect to which the Warrant (together with any other incentive stock options of the Company and its subsidiaries) is exercisable, for the first time by the Optionee during any


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calendar year, exceeds $100,000, the portion of the Warrant representing such excess shall not be treated as an incentive stock option and shall instead be treated as a nonqualified option.

          Section 5. Warrant Term. Warrant Shares that become exercisable pursuant to Section 3 hereof may be purchased at any time during the Warrant Term. For purposes hereof, the "Warrant Term" shall commence on the Date of Grant and shall expire on the day before the tenth anniversary thereof, unless earlier terminated upon the Optionee's termination from service as an employee as provided in Section 6 hereof. Upon the expiration of the Warrant Term, any unexercised Warrant Shares shall be cancelled and shall be of no further force or effect.

          Section 6. Termination of Service. If Optionee's service as an employee of the Company is terminated for any reason prior to the occurrence of any otherwise applicable vesting date or event provided in Section 3 hereof, the Optionee shall (i) forfeit his interest in any Warrant Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) retain the right to exercise any Warrant Shares that have previously become vested until the expiration of 30 days after the effective date of such termination of service or, in the event such termination of service is as a result of disability or death (as provided in Article VIII of the Plan), until the expiration of one year after the date of termination; provided, however, that in the event of termination of service for "cause" (as defined in Section
8.3 of the Plan), the Optionee's right to exercise any unexercised portion of his Warrant shall immediately terminate and all rights thereunder shall cease.

          Section 7. Procedure for Exercise. The Warrant may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Company at the Company's principal office, which Notice shall: (i) state the number of Warrant Shares being exercised; (ii) state the method of payment for the Warrant Shares and tax withholding pursuant to Section 8 hereof; (iii) include any representation of the Optionee required pursuant to Section 9 hereof; (iv) in the event that the Warrant shall be exercised by any person other than the Optionee pursuant to Section 13 hereof, include appropriate proof of the right of such person to exercise the Warrant; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

          Section 8. Payment of Exercise Price and Tax Withholding. Payment of the Exercise Price for the Warrant Shares shall be made (i) in cash or by personal or certified


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check or other cash equivalent, (ii) by delivery of stock certificates (in negotiable form) representing shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price of the Warrant Shares or (iii) a combination of the methods set forth in the foregoing clauses (i) and (ii). If shares of previously owned Common Stock are used as the medium of payment, the Fair Market Value of such shares of Common Stock shall be determined as of the date on which the payment is made. Alternatively, payment of the Exercise Price shall be deemed satisfied by having the Company withhold a number of shares of Common Stock otherwise issuable to the Optionee upon exercise of the Warrant, the Fair Market Value of which equals the Exercise Price; provided, however, that the shares so withheld shall be considered issued for purposes of Section
5.1 of the Plan. For purposes hereof, the Fair Market Value of the shares of Common Stock delivered and withheld shall be determined as of the date on which the Warrant is exercised. In addition and at the time of exercise, as a condition of delivery of the Warrant Shares, the Optionee shall remit to the Company all required federal, state and local withholding tax amounts in any manner permitted for the payment of the exercise price as provided above.

          Section 9. Investment Representation. Upon the exercise of the Warrant at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Warrant Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Warrant Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Warrant Shares shall be purchased upon the exercise of the Warrant unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

          Section 10. Shareholders Agreement. Each Optionee that wishes to exercise a Warrant shall be required, at the


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time of the exercise of the Warrant and prior to receiving certificates representing the Common Stock with respect to such exercise, unless such Optionee is already a party thereto, to execute a counterpart signature page, and thereby become a party, to the Shareholders Agreement among the Company and the investors named therein dated as of June __, 1997, as the same may be amended, supplemented or otherwise modified from time to time.

          Section 11. No Rights as Stockholder or Employee.

          (a) The Optionee shall not have any privileges of a stockholder of the Company with respect to any Warrant Shares subject to (but not acquired upon valid exercise of) the Warrant, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Warrant Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

          (b) Nothing in this Warrant Agreement or the Warrant shall confer upon the Optionee any right to continue as an employee of the Company or to interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

          Section 12. Adjustments. If at any time while the Warrant is outstanding, the number of outstanding shares of Common Stock of the Company is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 5.2 of the Plan, the number and kind of Warrant Shares and/or the exercise price of such Warrant Shares shall be adjusted in accordance with the provisions of Section 5.2 of the Plan.

          Section 13. Restriction on Transfer of Warrant. The Warrant may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution. In the event an Optionee becomes legally incapacitated, his Warrant shall be exercisable by his legal guardian, committee or legal representative. If the Optionee dies, the Warrant shall thereafter be exercisable by the Optionee's executors or administrators. The Warrant shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Warrant contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Warrant, shall be null and void and without effect.

          Section 14. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at


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the Company's office at Clarendon House, Church Street, Hamilton HM11 Bermuda,
Attention: The Company's Secretary, or at such other address as the Company may designate by notice to the Optionee. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

          Section 15. Construction. The construction of this Warrant Agreement is vested in the Committee, and the Committee's construction shall be final and conclusive.

          Section 16. Governing Law. This Warrant Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.



                                 CGA GROUP, LTD.

                                 By: ________________________________
                                     Name:
                                     Title:



                                 OPTIONEE



                                 ____________________________________
                                 Name:


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